 As filed with the Securities and Exchange Commission on February 12, 1999
                                               Registration No. 333-__________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------


                                  ANESTA CORP.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                                       87-0424798
(State of Incorporation)                (I.R.S. Employer of Identification No.)

                               4745 WILEY POST WAY
                               PLAZA 6, SUITE 650
                           SALT LAKE CITY, UTAH 84116
                                 (801) 595-1405
              -----------------------------------------------------
          (Address and telephone number of principal executive offices)


                             1993 STOCK OPTION PLAN
              -----------------------------------------------------
                            (Full title of the plan)


                                 THOMAS B. KING
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ANESTA CORP.
                               4745 WILEY POST WAY
                               PLAZA 6, SUITE 650
                           SALT LAKE CITY, UTAH 84116
                                 (801) 595-1405
              ----------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:
                            JAMES C.T. LINFIELD, ESQ.
                               COOLEY GODWARD LLP
                        2595 CANYON BOULEVARD, SUITE 250
                          BOULDER, COLORADO 80302-6737
                                 (303) 546-4000

                                ----------------


                         Exhibit Index appears on Page 4

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================

------------------------------- ------------------------- ------------------------- -------------------------  -------------------
                                                              PROPOSED MAXIMUM          PROPOSED MAXIMUM
       TITLE OF SECURITIES TO   AMOUNT TO BE REGISTERED      OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
           BE REGISTERED                                         SHARE (1)                 PRICE (1)           REGISTRATION FEE
------------------------------- ------------------------- ------------------------- -------------------------  -------------------

      Stock   Options  and
      Common  Stock    (par
      value $.001)                            200,000           $25.00                    $2,626,116.47             $730.06

------------------------------- ------------------------- ------------------------- -------------------------  -------------------

==================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act") The offering price per share and aggregate offering price are based on (a) the weighted average exercise price for shares subject to options previously granted under the Registrant's 1993 Stock Option Plan, as amended and (b) the price per share and aggregate offering price based upon the closing price of Registrant's Common Stock on February 11, 1999 as reported on the Nasdaq National Market for options and shares to be granted under the 1993 Stock Option Plan, as amended. The following chart illustrates the calculation of the registration fee:

==================================================================================================================================
            TYPE OF SHARES            NUMBER OF SHARES         OFFERING PRICE PER SHARE           AGGREGATE OFFERING PRICE
---------------------------------- ------------------------ ------------------------------- --------------------------------------

      Shares issuable pursuant
      to options outstanding
      under the 1993 Stock                182,747                             $12.01(a)              $2,194,791.47
      Option Plan, as amended

---------------------------------- ------------------------ ------------------------------- --------------------------------------
      Shares issuable upon
      exercise of options
      available for grant under
      the 1993 Stock  Option               17,253                             $25.00(b)              $  431,325.00
      Plan, as amended
---------------------------------- ------------------------ ------------------------------- --------------------------------------
      Proposed Maximum  Aggregate                                                                    $2,626,116.47
      Offering Price
---------------------------------- ------------------------ ------------------------------- --------------------------------------
                                                                                                           .000278
---------------------------------- ------------------------ ------------------------------- --------------------------------------
      Registration Fee                                                                               $      730.06
==================================================================================================================================

         (a) Weighted average exercise price.

         (b) Nasdaq National Market closing price of the Registrant's Common Stock on February 11, 1999.


==============================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


                                       2.

                                     PART I

ITEM 1.  PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Anesta Corp., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

         (a) The Registration Statement on Form S-8 No. 33-74650 filed on February 1, 1994;

         (b) The Registration Statement on Form S-8 No. 33-31565 filed on July 18, 1997;

         (c) The Company's latest annual report on Form 10-K for the fiscal year ended December 31, 1997;

         (d) The Company's latest quarterly report on Form 10-Q for the quarter ended March 31, 1998;

         (e) The Company's latest quarterly report on Form 10-Q and Form 10-Q/A for the quarter ended June 30, 1998;

         (f) The Company's latest quarterly report on Form 10-Q and Form 10-Q/A for the quarter ended September 30, 1998;

         (f) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission which was declared effective on January 27, 1994; and

         (g) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not required to be filed with this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Not required to be filed with this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.




                                       3.

ITEM 8.  CONSULTANTS AND ADVISORS

         Not applicable.

ITEM 9.  EXHIBITS

                                    EXHIBITS

EXHIBIT
NUMBER
-------

5.1              Opinion of Cooley Godward LLP.

23.1             Consent of PricewaterhouseCoopers LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1             Power of Attorney is contained on the signature pages.

99.5             Registrant's 1993 Stock Option Plan, as amended.


ITEM 10. UNDERTAKINGS

         Not required to be filed with this Registration Statement.




                                       4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on February 12, 1999.

                                        ANESTA CORP.



                                        By /s/ Thomas B. King
                                           -----------------------------------
                                           Thomas B. King
                                           President and Chief Executive Officer





                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas B. King and Roger P. Evans, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       5.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                                   DATE
               /s/ William C. Moeller                  Chairman of the Board, Treasurer and        February 12, 1999
-----------------------------------------------------  Director (Principal Financial Officer)
                 William C. Moeller


                 /s/ Thomas B. King                    President, Chief Executive Officer          February 12, 1999
-----------------------------------------------------  and Director (Principal Executive
                   Thomas B. King                      Officer)


               /s/ Theodore H. Stanley                 Founding Chairman and Secretary             February 12, 1999
-----------------------------------------------------
              Theodore H. Stanley, M.D.


                 /s/ Roger P. Evans                    Vice President, Finance and                 February 12, 1999
-----------------------------------------------------  Administration (Principal Accounting
                   Roger P. Evans                      Officer)


               /s/ Edwin M. Kania, Jr.                 Director                                    February 12, 1999
-----------------------------------------------------
                 Edwin M. Kania, Jr.


                /s/ Daniel L. Kisner                   Director                                    February 12, 1999
-----------------------------------------------------
               Daniel L. Kisner, M.D.


                /s/ Richard H. Leazer                  Director                                    February 12, 1999
-----------------------------------------------------
                  Richard H. Leazer


                /s/ Emanuel M. Papper                  Director                                    February 12, 1999
-----------------------------------------------------
           Emanuel M. Papper, M.D., Ph.D.


                /s/ Richard P. Urfer                   Director                                    February 12, 1999
-----------------------------------------------------
                  Richard P. Urfer



                                       6.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION                      SEQUENTIAL PAGE NUMBER
-------                      -----------                      ----------------------
 5.1      Opinion of Cooley LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1      Power of Attorney is contained on the signature pages.

99.5      Registrant's 1993 Stock Option Plan, as amended.


                                       7.